Exhibit 99.2

HNR Acquisition Corp Posts

Updated Investor Deck to the Company Website

https://www.hnra-nyse.com/

HOUSTON, TX / February 20, 2024 / HNR Acquisition Corp (NYSE American: HNRA) (the “Company” or “HNRA”) is an independent oil and gas company focused on the acquisition, development, exploration and production of oil and gas properties in the Permian Basin. Today, the Company posted an updated investor deck to the company website: https://www.hnra-nyse.com/.

About HNR Acquisition Corp

HNRA is an independent upstream energy company focused on maximizing total returns to its shareholders through the development of onshore oil and natural gas properties in the United States. HNRA’s long-term goal is to maximize total shareholder value from a diversified portfolio of long-life oil and natural gas properties built through acquisition and through selective development, production enhancement, and other exploitation efforts on its oil and natural gas properties. On November 15, 2023, HNRA acquired its operating entity, LH Operating, LLC, whose assets include interests in the Grayburg-Jackson oil field in the prolific Permian Basin in Eddy County, New Mexico.

HNRA’s Class A Common Stock trades on the NYSE American Stock Exchange (NYSE American: HNRA). For more information on HNRA, please visit the Company website: https://www.hnra-nyse.com/

Forward-Looking Statements

This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks,” “may,” “might,” “plan,” “possible,” “should” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect the Company’s management’s current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. Important factors - including the availability of funds, the results of financing efforts and the risks relating to our business - that could cause actual results to differ materially from the Company’s expectations are disclosed in the Company’s documents filed from time to time on EDGAR (see www.edgar-online.com) and with the Securities and Exchange Commission (see www.sec.gov). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations

Michael J. Porter, President

PORTER, LEVAY & ROSE, INC.

mike@plrinvest.com